Exhibit 23.1



                         CONSENT OF INDEPENDENT AUDITORS




The Board of Directors
Xiox Corporation:

We consent to the incorporation by reference in the registration statements (Nos. 33- 4989, 33-16019 and 33-37686) on Form S-8 of Xiox Corporation of our report dated February 21, 1997, relating to the consolidated balance sheets of Xiox Corporation and subsidiaries as of December 31, 1996 and 1995, and the related consolidated statements of operations, stockholders' equity, and cash flows each for the years then ended, which report is incorporated by reference in the December 31, 1996, annual report on Form 10-KSB of Xiox Corporation.


                                         /s/ KPMG Peat Marwick LLP
                                         --------------------------------------
                                             KPMG Peat Marwick LLP


March 31, 1997
San Jose, California